Exhibit 10.41

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is entered into as of December 31, 2010 by and among BIO-key International, Inc., a Delaware corporation (the “Company”), The Shaar Fund, Ltd. (“Shaar”) and Thomas J. Colatosti (“TJC” and, together with Shaar, collectively the “Holders” and each individually a “Holder”).

Introduction

Shaar is the holder of 27,932 shares (the “Shaar Exchanged Shares”) of the Company’s Series D 7% Convertible Preferred Stock, $0.0001 par value per share (the “Series D Preferred Stock”).  TJC is the holder of 2,625 shares (the “TJC Exchanged Shares” and, together with the Shaar Exchanged Shares, collectively the “Exchanged Shares”) of Series D Preferred Stock.

Shaar is also the holder of a Seven Percent (7%) Convertible Promissory Note dated December 28, 2009 issued by the Company to Shaar in the original principal amount of $673,079 (the “Shaar Exchanged Note”) and TJC is the holder of a Seven Percent (7%) Convertible Promissory Note dated December 28, 2009 issued by the Company to TJC in the original principal amount of $64,878 (the “TJC Exchanged Note” and, together with the Shaar Exchanged Note, collectively the “Exchanged Notes”).

Shaar is also the holder of (i) a Warrant dated January 23, 2006 to purchase up to 225,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) a Warrant dated August 10, 2006 to purchase up to 133,333 shares of Common Stock and (iii) a Warrant dated December 28, 2009 to purchase up to 4,750,000 shares of Common Stock (collectively, the “Shaar Exchanged Warrants”).

The Holders and the Company desire to exchange the Exchanged Shares, including all accrued and unpaid dividends thereon to and including the Closing Date (as defined below), and the Exchanged Notes for the Secured Notes (as defined below) and, in the case of Shaar, the Shaar Exchanged Warrants for the New Shaar Warrant (as defined below), in each case on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Exchange of the Exchanged Shares, Exchanged Notes and Shaar Exchanged Warrants for the Secured Notes and the New Shaar Warrant.

1.1.                            Authorization of the Secured Notes.  The Company has authorized the issuance of Seven Percent (7%) Secured Promissory Notes, each to be in the form attached as Exhibit A hereto, in the respective original principal amounts set forth on Schedule I attached hereto (collectively, the “Secured Notes”) to Shaar and TJC on the terms and conditions set forth in this Agreement.  Each Holder hereby consents to the issuance of his or its Secured Note, and the indebtedness represented thereby, on the terms and conditions set forth in this Agreement.

1.2                               Authorization of the New Shaar Warrant.  The Company has authorized the issuance of a Warrant to purchase up to 8,000,000 shares of Common Stock, in the form attached hereto as Exhibit B (the “New Shaar Warrant”), to Shaar on the terms and conditions set forth in this Agreement.

1.3                               The Exchange.

(a)                                  In exchange for the delivery by Shaar of the Shaar Exchanged Shares, the Shaar Exchanged Note and the Shaar Exchanged Warrants, the Company agrees, in full settlement of the Company’s obligations to Shaar as of the Closing Date under the Series D Certificate of Designation (as defined below), the Shaar Exchanged Shares, the Shaar Exchanged Note and the Shaar Exchanged Warrants, to issue and deliver to Shaar its Secured Note, the Security Agreement, as defined below, and the New Shaar Warrant (the “Shaar Exchange”).

(b)                                 In exchange for the delivery by TJC of the TJC Exchanged Shares and the TJC Exchanged Note, the Company agrees, in full settlement of the Company’s obligations to TJC as of the Closing Date under the Series D Certificate of Designation, the TJC Exchanged Shares and the TJC Exchanged Note, to issue and deliver to TJC his Secured Note and the Security Agreement (the “TJC Exchange” and, together with the Shaar Exchange, the “Exchange”).

(c)                                  Other than as set forth in this Agreement, the Exchange shall be made without any additional consideration payable to or by the Holders or the Company.  As used herein, “Series D Certificate of Designation” means the Certificate of Designation of the Company filed with the Secretary of State of the State of Delaware on December 28, 2009, which provides for the designation of the rights and preferences of the Series D Preferred Stock.

1.4                               Closing.  The closing of the Exchange on the terms and conditions set forth in this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m. EST on (a) the later of December 31, 2010 or the date that is five (5) days after the satisfaction or waiver of all of the conditions set forth in Section 4 hereof or (b) on such other date as the parties hereto may agree (the “Closing Date”).

1.5                               Closing Documents and Payments.

(a)                                  At the Closing, (i) the Company shall deliver to each Holder (A) its or his Secured Note and the Security Agreement, and (B) in the case of Shaar, its New Shaar Warrant and (ii) each Holder shall deliver to the Company (A) stock certificate(s) representing its or his Exchanged Shares, together with a duly executed transfer power transferring its or his Exchanged Shares to the Company for cancellation, (B) its or his original Exchanged Note, together with a duly executed transfer power transferring its or his Exchanged Note to the Company for cancellation, and (C) in the case of Shaar, its Shaar Exchanged Warrants.

(b)                                 At the Closing, the Company will make a cash payment to Shaar in the amount of $500,000 by wire transfer of immediately available funds to an account designated by Shaar prior to the Closing.

(c)                                  On January 31, 2011, the Company will make a cash payment to Shaar in the amount of $125,209 by wire transfer of immediately available funds to the account designated by Shaar pursuant to Section 1.5(b) above.  The parties hereto acknowledge and agree that such amount represents the full satisfaction of the Company’s obligations to Shaar pursuant to all accrued and unpaid dividends with respect to the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and that, upon its receipt of such payment, Shaar shall not have any further rights to any such dividends.

2.                                      Representations and Warranties of the Holder.  Each Holder, severally and not jointly, represents and warrants to the Company as follows:

2.1.                            Title.  Such Holder has good title to his or its Exchanged Shares and Exchanged Note, and, in the case of Shaar, the Shaar Exchanged Warrants, free and clear of any and all restrictions, encumbrances, liens, rights, title or interests of others, other than restrictions under applicable securities laws.

2.2.                            Authority.  Such Holder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to deliver his or its Exchanged Shares and Exchanged Note and, in the case of Shaar, the Shaar Exchanged Warrants, to the Company in accordance herewith.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to each Holder as follows:

3.1.                            Entity Matters.  The Company is duly organized and validly existing in good standing under the laws of the State of Delaware, has all requisite power and authority to conduct its business and to own its property as the same is and shall be conducted or owned, and is qualified to do business as a foreign corporation in all locations required under the laws of each jurisdiction in which it does business and under which the failure so to qualify and remain in good standing would have a material adverse effect on the Company.  The execution of this Agreement, the Secured Notes, the Security and Subordination Agreement dated as of even date herewith made by the Company in favor of Shaar, TJC and The Shaar Fund, Ltd., as collateral agent thereunder (the “Security Agreement”), and the New Shaar Warrant (collectively, the “Exchange Documents”) will not violate the Company’s Certificate of Incorporation or By-Laws.

3.2.                            No Violation.  The performance by the Company of its obligations hereunder or under any other Exchange Document does not constitute a violation of any law, order, regulation, contract, or agreement to which the Company is a party or by which the Company or the Company’s property may be bound and does not require any filing or registration with, or any permit, license, consent, or approval of, any governmental agency or regulatory authority, or the waiver, consent or approval of any other party which has not been or will not be duly obtained as of the Closing Date.

3.3.                            No Litigation.  There is no litigation or arbitration pending or, to the Company’s knowledge, threatened against the Company which, if adversely decided, could materially impair the ability of the Company to pay and perform the Company’s obligations under any Exchange Document.

3.4.                            Exchange Documents Enforceable.  The Exchange Documents have been duly authorized, executed, and delivered by the Company and are legal, valid, and binding instruments, enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

4.                                      Conditions Precedent to the Holders’ Obligations.  It shall be a condition precedent to the Holders’ obligations under this Agreement that all of the following requirements are satisfied:

4.1.                            Representations and Warranties.  All representations and warranties made by or on behalf of the Company herein shall be true, correct and complete in all material respects on and as of the Closing Date.

4.2.                            Additional Conditions Precedent.  Each Holder shall have received each of the following, as applicable:

(a)                                  its or his Secured Note executed and delivered by the Company in favor of such Holder;

(b)                                 a copy of the Security Agreement executed and delivered by the Company in favor of the agent thereunder;

(c)                                  in the case of Shaar, the New Shaar Warrant executed and delivered by the Company; and

(d)                                 such other and further documents, agreements and instruments as the Holders or their counsel may reasonably require to evidence, confirm or give effect to the undertakings of the Company set forth herein.

5.                                      Miscellaneous.

5.1.                            Governing Law.  THIS AGREEMENT AND EACH OTHER EXCHANGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  ANY ACTION BROUGHT BY ANY PARTY AGAINST ANOTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH OTHER EXCHANGE AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, IN EACH CASE SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN.  ALL PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND THE OTHER EXCHANGE AGREEMENTS ON

BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY.  IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY OTHER EXCHANGE AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW.  ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER EXCHANGE AGREEMENT.

5.2.                            Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Holders and for one year after the date of the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument, unless otherwise specified therein.

5.3.                            Successors.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto.  No Holder may assign its rights hereunder to a competitor of the Company.  The Company may not assign its rights or delegate its obligations hereunder to a third party without obtaining the consent of the Holders, such consent not to be unreasonably withheld or delayed.

5.4.                            Entire Agreement.  This Agreement, the other Exchange Documents, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.5.                            Amendments and Waivers.  This Agreement may be amended or modified only upon the written consent of the Company and each Holder.

5.6.                            Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the other Exchange Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement or the other Exchange Documents, by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.7.                            Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses or to such other e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section:

If to the Company or to TJC, to: or c/o	BIO-key International, Inc. 3349 Highway 138
Building D, Suite B
Wall, NJ 07719
Attn: Chief Executive Officer
Facsimile: (732) 359-1101

with a copy (which shall not constitute notice) to:	Choate, Hall & Stewart LLP Two International Place
Boston, MA 02110
Attention: Charles J. Johnson, Esq.
Facsimile: (617) 248-4000

If to Shaar, to:	The Shaar Fund Ltd.
c/o Maarten Robberts
SS&C Fund Services N.V.
Pareraweg 45
Curacao, Netherlands Antilles
Facsimile: (599-9) 434-3560

with a copy (which shall not constitute notice) to:	Meltzer, Lippe, Goldstein & Breitstone, LLP 190 Willis Avenue
Mineola, NY 11501
Attention: Ira R. Halperin, Esq.
Facsimile: (516) 747-0653

5.8.                            Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.9.                            Facsimile Signatures; Counterparts.  This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.10.                     Broker’s Fees.  Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation by such party in this Section 5.10 being untrue.

5.11.                     Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the other Exchange Documents and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

5.12.                     Fees and Expenses.   The Company agrees to pay the reasonable fees and expenses of Meltzer, Lippe, Goldstein & Breitstone, LLP, as counsel to Shaar, in connection with the negotiation, execution and delivery of this Agreement, the Secured Notes, the Security Agreement and the New Shaar Warrant, and the consummation of the transactions contemplated hereby and thereby.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument as of the date first written above.

THE COMPANY:

BIO-KEY INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Securities Exchange Agreement]

THE HOLDERS:

THE SHAAR FUND, LTD.

By: SS&C Fund Services N.V.

By:
Name:
Title:

Thomas J. Colatosti

[Signature Page to Securities Exchange Agreement]

Exhibit A

Form of Secured Notes

Exhibit B

Form of New Shaar Warrant

Schedule I

Holder	Original Principal Amount

The Shaar Fund, Ltd.	$3,157,759

Thomas J. Colatosti	$350,804